UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2019

AVON PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of Principal Executive Offices) (Zip Code)

+44-1604-232425
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.25 per share	AVP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the Agreement and Plan of Mergers, dated May 22, 2019 (as amended by Amendment Number One to Agreement and Plan of Mergers, dated as of October 3, 2019, and as further amended by Amendment Number Two to Agreement and Plan of Mergers, dated as of November 5, 2019, the “Merger Agreement”), among Avon Products, Inc. (the “Company”), Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil, Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura &Co Holding”), Nectarine Merger Sub I, Inc., a Delaware corporation, and Nectarine Merger Sub II, Inc., a Delaware corporation, pursuant to which the Company will become a wholly owned direct subsidiary of Natura &Co Holding (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”).

On December 30, 2019, an affiliate of Cerberus Capital Management L.P. (“Cerberus”), which affiliate holds all outstanding shares of the Company’s Series C Preferred Stock, par value U.S. $1.00 per share, elected to convert 435,000 shares of Series C Preferred Stock, representing all shares of Series C Preferred Stock outstanding, into shares of the Company’s common stock, par value U.S.$0.25 per share, pursuant to the holder of the Company’s Series C Preferred Stock’s rights under the Company’s certificate of incorporation.  The foregoing election is conditioned upon the filing of the certificates of merger with respect to the First Merger (as defined in the Merger Agreement) (the “Conversion Condition”).

Upon satisfaction of the Conversion Condition and pursuant to the Company’s certificate of incorporation, such Cerberus affiliate will receive 87,000,000 shares of the Company’s common stock, par value U.S.$0.25 per share, out of treasury shares, and payment in cash for accrued but unpaid dividends on the shares of Series C Preferred Stock in an amount equal to U.S.$91,503,732.65, which cash payment will be made by Natura &Co Holding after the effective time of the Second Merger (as defined in the Merger Agreement).

As a result of the transactions described in this Item 3.02 (such transactions, collectively, the “Conversion”), none of Cerberus or its affiliates will hold any shares of Series C Preferred Stock as of immediately prior to the effective time of the First Merger.  Pursuant to the Merger Agreement, a Cerberus affiliate will therefore receive Common Stock Consideration (as defined in the Merger Agreement), and not Preferred Stock Consideration (as defined in the Merger Agreement), for the 87,000,000 shares of the Company’s common stock to be received in the Conversion.

The securities described in this Item 3.02 are being transferred pursuant to an exemption from the registration requirements under Section 3(a)(9) of the Securities Act of 1933, as amended, because, among other things, the Conversion involves an exchange of securities by the issuer with an existing security holder where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
	Name:	Ginny Edwards
	Title:	Vice President, Interim General Counsel and Corporate Secretary

Date: December 31, 2019